Exhibit P(3)

Amended and Restated Investment Advisory Code of Ethics

Effective November 1, 2006

Massachusetts Mutual Life Insurance Company

MML Distributors, LLC

MassMutual Select Funds

MassMutual Premier Funds

MML Series Investment Fund

MML Series Investment Fund II

TABLE OF CONTENTS

PART ONE - INTRODUCTION AND APPLICABILITY

1.1	INTRODUCTION	4
1.2	APPLICABILITY - SUPERVISED PERSONS AND ACCESS PERSONS	4
1.3	APPLICABILITY - DISINTERESTED TRUSTEES	5
1.4	APPLICABILITY - MASSMUTUAL DIRECTORS	5

PART TWO - STANDARDS OF BUSINESS CONDUCT

2.1	STANDARDS OF BUSINESS CONDUCT	6
2.2	OTHER COMPLIANCE REQUIREMENTS	6
2.3	CODE CERTIFICATION	6
2.4	REPORTING VIOLATIONS OF THE CODE	6
2.5	IDENTIFYING SUPERVISED PERSONS	6

PART THREE - GENERAL PROHIBITIONS AND RESTRICTIONS

3.1	GENERAL PROHIBITIONS	7
3.2	PURCHASE, SALE, OR OTHER DISPOSITION OF SECURITIES	7
3.3	INSIDER TRADING	7
3.4	CONFIDENTIALITY OF ADVISORY CLIENT TRANSACTIONS	7
3.5	DISCLOSURE OF FUND PORTFOLIO HOLDINGS	8
3.6	INVESTMENT CLUBS	8
3.7	RESTRICTIONS ON GIFTS AND BUSINESS ENTERTAINMENT	8
3.8	SERVICE ON BOARDS OF TRUSTEES OR DIRECTORS	8
3.9	LIMITED OFFERINGS AND INITIAL PUBLIC OFFERINGS - ACCESS PERSONS RESTRICTED	8

PART FOUR - ACCESS PERSONS - PERIODIC REPORTING OBLIGATIONS

4.1	OVERVIEW	9
4.2	METHOD OF PERIODIC REPORTING	9
4.3	INITIAL HOLDINGS REPORT AND CERTIFICATION REQUIREMENTS	9
4.4	QUARTERLY TRANSACTION REPORT AND CERTIFICATION REQUIREMENTS	10
4.5	ANNUAL HOLDINGS REPORT AND CERTIFICATION REQUIREMENTS	10
4.6	DUPLICATE BROKERAGE CONFIRMATIONS AND STATEMENTS FOR ALL REPORTABLE SECURITIES ACCOUNTS	11

PART FIVE - OBLIGATION OF DESIGNATED ACCESS PERSONS TO PRE-CLEAR PERSONAL SECURITIES TRANSACTIONS

5.1	ACCESS PERSON PRE-CLEARANCE REQUIREMENT	12
5.2	HOW TO OBTAIN PRE-CLEARANCE	12

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

TABLE OF CONTENTS (Continued)

PART SIX - VIOLATIONS OF THE CODE / NO LIABILITY FOR LOSSES

6.1	PENALTIES FOR VIOLATIONS OF THE CODE	13
6.2	SUPERVISORY PROCEDURES AND PERSONAL LIABILITY	13
6.3	NO LIABILITY FOR LOSSES	13

PART SEVEN - SPECIAL REQUIREMENTS FOR DISINTERESTED TRUSTEES

7.1	CODE POLICIES FOR DISINTERESTED TRUSTEES	14
7.2	STANDARD OF CONDUCT FOR DISINTERESTED TRUSTEES	14
7.3	GENERAL PROHIBITION	14
7.4	PURCHASE, SALE, OR OTHER DISPOSITION OF SECURITIES	14
7.5	REPORTING EXEMPTION	15
7.6	CERTIFICATE OF COMPLIANCE	15
7.7	VIOLATIONS OF THE CODE	15

PART EIGHT - SPECIAL REQUIREMENTS FOR MASSMUTUAL DIRECTORS

8.1	CODE POLICIES FOR MASSMUTUAL DIRECTORS	16
8.2	STANDARDS OF CONDUCT FOR MASSMUTUAL DIRECTORS	16
8.3	GENERAL PROHIBITIONS	16
8.4	PURCHASE, SALE, OR OTHER DISPOSITION OF SECURITIES	17
8.5	OTHER COMPLIANCE REQUIREMENTS	17
8.6	CODE CERTIFICATION	17
8.7	REPORTING VIOLATIONS OF THE CODE / SANCTIONS	17

PART NINE - CODE ADMINISTRATION

9.1	CODE INTERPRETATION AND ADMINISTRATION	18
9.2	AMENDMENTS TO THE CODE	18
9.3	DISTRIBUTION AND ACKNOWLEDGEMENT OF THE CODE	18
9.4	POLICY AND PROCEDURE IMPLEMENTATION	18
9.5	RECORDKEEPING	18
9.6	REPORTING	19

APPENDIX A - DEFINITIONS		20

APPENDIX B – EXEMPTIONS		24

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART ONE – INTRODUCTION AND APPLICABILITY

1.1	Introduction

The Code has been adopted by (a) MassMutual; (b) MassMutual Select Funds, MassMutual Premier Funds, MML Series Investment Fund, and MML Series Investment Fund II (collectively, the “Funds”); and (c) MML Distributors, LLC, as principal underwriter for certain of the Funds, in compliance with Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act.

1.2	Applicability – Supervised Persons and Access Persons

The Code applies to Supervised Persons.1 Supervised Persons are: (a) all officers, directors, and employees of MassMutual who are directly or indirectly involved in MassMutual’s investment advisory business (including solicitation or sales activity related to investment advisory services) or have access to nonpublic information regarding MassMutual’s investment advisory activities; (b) any Person providing investment advice on behalf of MassMutual that is subject to the supervision or control of MassMutual; and (c) all Access Persons (a subset of Supervised Persons).

An Access Person is:

•	Any employee, officer, director, trustee (or any other person providing investment advice on behalf of MassMutual that is subject to the supervision and control of MassMutual) who:

(a)	has access to non-public information regarding any Advisory Clients’ purchase or sale of Securities;

(b)	has access to non-public information regarding the portfolio holdings of any Reportable Fund;

(c)	is involved in making Securities recommendations to Advisory Clients; or

(d)	has access to non-public Securities recommendations to Advisory Clients.

•	Any employee or officer of MassMutual who has access to non-public information regarding MassMutual’s purchase or sale of Securities.

•	Any trustee, director, or officer of any Fund.

•	Any natural person in a control relationship to the Fund or MassMutual who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund.

•	Any director, trustee, officer or employee of a Fund or MassMutual (or any company in a control relationship to the Fund or MassMutual) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales.

[1]	The definition of the term Supervised Person reflects the fact that MassMutual' s primary business is not advising the Funds or other Advisory Clients.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

•	Any director, officer or general partner of a principal underwriter to a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of a Security.

Every Supervised Person is expected to fully understand and comply with the policies and procedures set forth in the Code. If you have any questions regarding the Code or its applicability in a particular situation, you are responsible for discussing such questions with the Code Administrator to ensure that you remain in compliance with the Code at all times. A current copy of the Code and any subsequent amendments may be obtained by contacting the Corporate Compliance Department.

1.3	Applicability – Disinterested Trustees

Notwithstanding the definition of Access Person set forth in both APPENDIX A and PART ONE of the Code, Disinterested Trustees of the Funds are only required to comply with the requirements set forth in PART SEVEN of the Code.

1.4	Applicability – MassMutual Directors

Notwithstanding the definition of Supervised Person set forth in both APPENDIX A and PART ONE of the Code, outside directors of MassMutual are only required to comply with the requirements set forth in PART EIGHT of the Code.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART TWO – STANDARDS OF BUSINESS CONDUCT

2.1	Standards of Business Conduct

The following standards of business conduct govern the activities (including personal Securities transactions) of Supervised Persons and the interpretation and administration of the Code:

•	Supervised Persons have an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of the Funds and other Advisory Clients;

•	Supervised Persons must comply with all laws, rules, and regulations, including, but not limited to, the Federal Securities Laws; and

•	All personal Securities transactions must be conducted consistent with the requirements of the Code.

Supervised Persons must recognize that the Code cannot and does not attempt to identify all possible conflicts of interest or legal duties, and literal compliance with each of its specific provisions will not shield Supervised Persons from liability for conduct that violates the standards of business conduct set forth above.

2.2	Other Compliance Requirements

In addition to the Code, MassMutual, MML Distributors, LLC, and the Funds each maintain additional compliance-oriented requirements, including codes, guidelines, policies and procedures. Supervised Persons must comply with all compliance-oriented requirements applicable to them.

2.3	Code Certification

Each Supervised Person must provide a written (or electronic) acknowledgement of their initial receipt of the Code and any amendments to the Code, copies of which shall be provided by the Code Administrator, and certification that they will comply with the provisions of the Code (including any amendments to the Code).

2.4	Reporting Violations of the Code

Any Supervised Person who knows or has reason to believe that the Code has been or may be violated must bring such actual or potential violation to the immediate attention of the CCO or Code Administrator. It is a violation of the Code for a Supervised Person to deliberately fail to report a violation or deliberately withhold relevant or material information concerning a violation of the Code. No person will be subject to penalty or reprisal for reporting in good faith suspected violations of the Code by others.

2.5	Identifying Supervised Persons

Supervised Persons with managerial responsibilities must ensure timely notification to the Corporate Compliance Department: (i) when any new or existing person in their department becomes subject to the Code; or (ii) when any person in their department ceases to be subject to the Code (e.g., by reason of a change in job responsibilities, job transfer, or job termination).

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART THREE - GENERAL PROHIBITIONS AND RESTRICTIONS

3.1	General Prohibitions

In connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by an Advisory Client (including the Funds) or MassMutual, a Supervised Person may not:

•	Knowingly use information concerning the investment intentions of (or influence) the investment decision making process of such Advisory Client or MassMutual for personal gain, in a manner inconsistent with the Code, or detrimental to the interests of such Advisory Client or MassMutual;

•	Employ any device, scheme, or artifice to defraud such Advisory Client or MassMutual;

•	Make an untrue statement of a material fact to such Advisory Client or MassMutual;

•	Omit to state a material fact necessary in order to make any statement made to such Advisory Client or MassMutual, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon such Advisory Client or MassMutual; or

•	Engage in any manipulative practice with respect to such Advisory Client or MassMutual.

3.2	Purchase, Sale, or Other Disposition of Securities

Supervised Persons may not purchase, sell, or otherwise dispose of any Reportable Security if he or she has or by doing so acquires Beneficial Interest or Control with actual knowledge that, simultaneously, the same Reportable Security is being purchased or sold or Being Considered for Purchase or Sale by or on behalf of MassMutual or any Advisory Client (including a Fund). However, this prohibition does not apply to Reportable Securities that a Supervised Person gifts to a member of the Supervised Person’s Immediate Family.

3.3	Insider Trading

In addition to other policies, Supervised Persons are subject to MassMutual’s separate insider trading policies and procedures. In general, Supervised Persons are prohibited from: (a) trading Securities either personally or on behalf of others, while in possession of material, non-public information; and (b) communicating material, non-public information to others in violation of the law.

3.4	Confidentiality of Advisory Client Transactions

Until publicly disclosed, all non-public information concerning Securities Being Considered for Purchase or Sale by or on behalf of MassMutual and/or any of its Advisory Clients must be kept confidential and disclosed by a Supervised Person only on a need to know basis in accordance with applicable policies and procedures adopted by MassMutual.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

3.5	Disclosure of Fund Portfolio Holdings

Until publicly disclosed, a Fund’s portfolio holdings are proprietary, confidential business information and may only be disclosed by a Supervised Person in a manner consistent with the Fund’s policy and procedures governing the dissemination of information about the Fund’s portfolio holdings. In general, the policy is designed to assure that information about portfolio holdings is distributed in a manner that conforms to applicable laws and regulations.

3.6	Investment Clubs

Supervised Persons are prohibited from participating or holding an interest in any Investment Club.

3.7	Restrictions on Gifts and Business Entertainment

In addition to other policies, Supervised Persons are subject to MassMutual’s Business Courtesies and Business Entertainment Policy. In general, the policy is designed to help ensure that personal interests do not conflict with responsibilities to MassMutual or with applicable laws when employees or business units give and receive gifts and entertainment.

3.8	Service on Boards of Trustees or Directors

In addition to other policies, Supervised Persons are subject to the MassMutual Corporate Business Ethics and Compliance Guide’s restrictions regarding service on boards of trustees and directors of business and non-business entities. In addition, Supervised Persons may only serve on an investment-related committee of the board of directors or trustees of a non-business entity (e.g., charitable or civic organization) with written approval from the CCO or Code Administrator.

3.9	Limited Offerings and Initial Public Offerings – Access Persons Restricted

Access Persons may not directly or indirectly acquire Beneficial Interest or Control in a Limited Offering (also known as a “private placement”) without the express prior written approval of the Code Administrator.

Access Persons may not purchase any investment in an Initial Public Offering (except purchases of shares of a savings association, insurance company, or similar institution, under an existing right as a policyholder or depositor), without express advance written approval by the Code Administrator.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART FOUR - ACCESS PERSONS - PERIODIC REPORTING OBLIGATIONS

4.1	Overview

All Access Persons must periodically make written disclosures and compliance certifications regarding personal investments in Reportable Securities in which they have Beneficial Interest or Control. As required by Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act, all Initial and Annual Holdings Reports and Quarterly Transaction Reports must be made within the time periods and contain all of the applicable information specified in PART FOUR of the Code.

Note: Access Persons should refer to the definitions of Beneficial Interest or Control and Immediate Family, to understand the circumstances under which they are required to report Securities holdings and transactions of members of their household. Any questions should be directed to the Code Administrator.

4.2	Method of Periodic Reporting

MassMutual maintains an intranet-based personal securities reporting and certification module (the “Electronic Reporting System”), which Access Persons are expected to use to make and certify online submissions of their required Initial and Annual Holdings Reports, Quarterly Transaction Reports and related certifications.

Access Persons that are unable to report through the Electronic Reporting System (i.e., persons who are not a designated user of the Electronic Reporting System or otherwise unable to access the software) must certify and submit their required periodic reports and certifications in paper form to the Code Administrator.

4.3	Initial Holdings Report and Certification Requirements

New Access Persons must file an Initial Holdings Report that discloses the following information:

•	The title and type of each Reportable Security in which they have any direct or indirect Beneficial Interest or Control;

•	The exchange ticker symbol or CUSIP number (as applicable) for each Reportable Security;

•	The number of shares or principal amount of each Reportable Security (as applicable);

•	The name of any broker, dealer, bank, or other entity with which the Access Person maintains an account in which any Securities are or can be held for the Access Person’s direct or indirect benefit; and

•	The date the Initial Holdings Report is submitted by the Access Person.

This Initial Holdings Report is due to the Code Administrator within ten (10) calendar days after the person became an Access Person and the information must be current as of a date no more than forty-five (45) calendar days prior to the date the person became an Access Person.

An Access Person must submit with his or her Initial Holdings Report a certification that he or she: (i) has read and understands the Code; (ii) recognizes that he or she is subject to the Code; (iii) will comply with the Code requirements; and (iv) has disclosed or reported all required Reportable Securities holdings and Securities accounts.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

4.4	Quarterly Transaction Report and Certification Requirements

All Access Persons must file a Quarterly Transaction Report that discloses the following information about each Reportable Security transaction in which they have, or as a result of the transaction acquired, any direct or indirect Beneficial Interest or Control during the quarter covered by the Quarterly Transaction Report:

•	The date of the transaction (“trade date”);

•	The title of the Reportable Security;

•	The exchange ticker symbol or CUSIP number (as applicable);

•	The interest rate and maturity date (as applicable);

•	The number of shares or principal amount of each Reportable Security (as applicable);

•	The nature of the transaction (e.g. purchase, sale, or any other type of acquisition or disposition);

•	The price at which the transaction was effected;

•	The name of any broker, dealer, bank, or other entity with or through which the transaction was effected;

•	With respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the name of the broker, dealer, or bank with whom the Access Person established the account and the date the account was established; and

•	The date the Quarterly Transaction Report is submitted by the Access Person.

Each Access Person’s Quarterly Transaction Report is due to the Code Administrator within thirty (30) calendar days after the end of each calendar quarter. Each Access Person’s Quarterly Transaction Report must also include a certification that the submitted Quarterly Transaction Report includes all information required to be reported pursuant to this Section 4.4.

4.5	Annual Holdings Report and Certification Requirements

All Access Persons must file an Annual Holdings Report that discloses the following information:

•	The title and type of each Reportable Security in which they have any direct or indirect Beneficial Interest or Control;

•	The exchange ticker symbol or CUSIP number (as applicable) for each Reportable Security;

•	The number of shares or principal amount of each Reportable Security (as applicable);

•	The name of any broker, dealer, bank, or other entity with which the Access Person maintains an account in which any Securities are or can be held for the Access Person’s direct or indirect benefit; and

•	The date the Annual Holdings Report is submitted by the Access Person.

Each Access Person’s Annual Holdings Report is due to the Code Administrator within thirty (30) calendar days of MassMutual’s fiscal year end (December 31st) and must be current as of a date no more than forty-five (45) calendar days prior to the date this information is filed with the Code Administrator. Each Access Person must submit each Annual Holdings Report with a certification that he or she: (i) has read and understands the Code; (ii) recognizes that he or she is subject to the Code; (iii) has complied with the Code requirements; and (iv) has disclosed or reported all violations of the Code and all required Reportable Securities holdings and Securities accounts.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

4.6	Duplicate Brokerage Confirmations and Statements for All Reportable Securities Accounts

Each Access Person must arrange for the Corporate Compliance Department to receive duplicate copies of brokerage confirmations of transactions and, if requested by the Code Administrator, periodic account statements for all Reportable Securities accounts in which the Access Person has Beneficial Interest or Control if the account holds, or has the ability to hold, Reportable Securities.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART FIVE - OBLIGATION OF DESIGNATED ACCESS PERSONS TO PRE-CLEAR PERSONAL SECURITIES TRANSACTIONS

5.1	Access Person Pre-Clearance Requirement

Those Access Persons who are designated by the Code Administrator as being subject to the requirements of the pre-clearance requirements set forth in this PART FIVE may not purchase, sell or otherwise acquire or dispose of any Security in which he or she has, or as a result of such transaction will establish, Beneficial Interest or Control without obtaining pre-clearance approval of such transaction from the Code Administrator or through the Electronic Reporting System unless the Security transaction is exempt from the pre-clearance requirement. See APPENDIX B of the Code for a list of certain Securities transactions exempt from the Access Person pre-clearance requirement. Pre-clearance is valid only for the business day it is obtained except as otherwise provided by the Code Administrator.

Note: Designated Access Persons should refer to the definitions of Beneficial Interest or Control and Immediate Family, to understand the circumstances under which they are required to pre-clear Securities transactions of members of their household. Any questions should be directed to the Code Administrator.

5.2	How to Obtain Pre-Clearance

MassMutual maintains the Electronic Reporting System to facilitate Access Person pre-clearance. Except as indicated below, each designated Access Person must utilize the Electronic Reporting System when obtaining pre-clearance of Securities transactions. In cases where a designated Access Person is unable to pre-clear via the Electronic Reporting System (e.g., person is not a designated user of the Electronic Reporting System, is on vacation/business travel, or the transaction involves bonds, Limited Offerings/Initial Public Offerings), such Access Person must contact the Corporate Compliance Department and obtain written (or electronic) pre-clearance approval.

The Code Administrator will archive all pre-clearance requests, approvals and waivers as required by securities regulations. Pre-clearance communications by telephone may be recorded and preserved for the protection of MassMutual, the Funds, MML Distributors, LLC, MassMutual Financial Group Affiliates, and Access Persons.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART SIX - VIOLATIONS OF THE CODE / NO LIABILITY FOR LOSSES

6.1	Penalties for Violations of the Code

Penalties for violating the Federal Securities Laws can be severe, both for the individuals involved in such unlawful conduct and their employers. A person can be subject to penalties even if he or she does not personally benefit from the violation. Penalties may include civil injunctions, payment of profits made or losses avoided (“disgorgement”), jail sentences, fines for the person committing the violation, and fines for the employer or other controlling person.

In addition, any violation of the Code is subject to the imposition of such sanctions by the Code Administrator (as authorized by the CCO) as may be deemed appropriate under the circumstances to comply with the purposes of applicable SEC rules and the Code. Such sanctions could include, without limitation, fines, bans on personal trading, disgorgement of trading profits, and personnel action, including termination of employment, where appropriate.

6.2	Supervisory Procedures and Personal Liability

All Supervised Persons with managerial responsibility are responsible for the reasonable supervision of their staff to prevent and detect violations of the Code and applicable rules and regulations. Failure to perform adequate oversight can result in the manager being held personally liable for violations of the Federal Securities Laws and the Code.

6.3	No Liability for Losses

MassMutual, the Funds, MML Distributors, LLC, and other MassMutual Financial Group Affiliates and/or any Advisory Clients will not be liable for any losses incurred or profits avoided by any Supervised Person resulting from the implementation or enforcement of the Code. Supervised Persons must understand that their ability to buy and sell Securities may be limited by the Code and that trading activity by MassMutual, the Funds, other MassMutual Financial Group Affiliates, and/or any Advisory Clients may affect the timing of when a Supervised Person can buy or sell a particular Security.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART SEVEN - SPECIAL REQUIREMENTS FOR DISINTERESTED TRUSTEES

7.1	Code Policies for Disinterested Trustees

Unless otherwise indicated, a Disinterested Trustee who meets the definition of Supervised Person or Access Person, solely by reason of his or her position as a trustee of a Fund, must only comply with PART SEVEN of the Code.

7.2	Standard of Conduct for Disinterested Trustees

The fiduciary principles that govern personal investment activities and conduct of Disinterested Trustees with respect to each Fund for which he or she serves as a trustee include:

•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interest of the Fund;

•	The requirement that all personal securities transactions be consistent with the Code and each Disinterested Trustee’s fiduciary duty to the Fund; and

•	The requirement to comply with the Federal Securities Laws.

7.3	General Prohibition

No Disinterested Trustee, in connection with the purchase, sale, or disposition of a Security Held or to be Acquired by a Fund for which he or she serves as a trustee, may directly or indirectly:

•	Use information concerning the investment intentions of or influence the investment decision making process of the Fund or its investment adviser for personal gain or in a manner detrimental to the interests of the Fund;

•	Employ any device, scheme, or artifice to defraud the Fund;

•	Make an untrue statement of a material fact to such Fund;

•	Omit to state a material fact necessary in order to make any statement made to the Fund, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon, or by the Fund; or

•	Engage in any manipulative practice with respect to the Fund.

7.4	Purchase, Sale, or Other Disposition of Securities

No Disinterested Trustee of a Fund may purchase, sell, or otherwise dispose of any Security if the Disinterested Trustee has actual knowledge that such Security is Being Considered for Purchase or Sale by or on behalf of the Fund. However, this prohibition does not apply to Reportable Securities that a Disinterested Trustee gifts to a member of the Disinterested Trustee’s Immediate Family.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

7.5	Reporting Exemption

Disinterested Trustees are exempt from filing (i) an Initial Holdings Report or an Annual Holdings Report and (ii) a Quarterly Transaction Report in accordance with PART FOUR of the Code except where the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the fifteen (15)-day period immediately before and after the Disinterested Trustee’s transaction in a Security, such Security is or was purchased or sold by the Fund or its investment adviser considered purchasing or selling such Security.

7.6	Certificate of Compliance

Within thirty (30) calendar days after the end of each calendar year, each Disinterested Trustee will submit a written statement to the Code Administrator of the Fund that he or she has complied with the requirements of the Code applicable to Disinterested Trustees.

7.7	Violations of the Code

Sanctions for violation of the Code by a Disinterested Trustee of a Fund will be determined by a majority vote of other Disinterested Trustees in accordance with the Declaration of Trust and Bylaws of the Fund.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART EIGHT - SPECIAL REQUIREMENTS FOR MASSMUTUAL DIRECTORS

8.1	Code Policies for MassMutual Directors

Unless otherwise indicated, an outside director of MassMutual who meets the definition of Supervised Person must only comply with PART EIGHT of the Code.

8.2	Standards of Business Conduct for MassMutual Directors

The standards of business conduct that govern personal investment activities and conduct of outside directors of MassMutual with respect to MassMutual and its Advisory Clients include:

•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of the Funds and other Advisory Clients;

•	The requirement to comply with the Federal Securities Laws; and

•	The requirement that all personal Securities transactions must be conducted consistent with the requirements of the Code.

MassMutual outside directors must recognize that the Code cannot and does not attempt to identify all possible conflicts of interest or legal duties, and literal compliance with each of its specific provisions will not shield the director from liability for conduct that violates the standards of business conduct set forth above.

8.3	General Prohibitions

In connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by an Advisory Client (including the Funds) or MassMutual, a MassMutual outside director may not:

•	Knowingly use information concerning the investment intentions of (or influence) the investment decision making process of such Advisory Client or MassMutual for personal gain, in a manner inconsistent with the Code, or detrimental to the interests of such Advisory Client or MassMutual;

•	Employ any device, scheme, or artifice to defraud such Advisory Client or MassMutual;

•	Make an untrue statement of a material fact to such Advisory Client or MassMutual;

•	Omit to state a material fact necessary in order to make any statement made to such Advisory Client or MassMutual, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon such Advisory Client or MassMutual; or

•	Engage in any manipulative practice with respect to such Advisory Client or MassMutual.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

8.4	Purchase, Sale, or Other Disposition of Securities

MassMutual outside directors may not purchase, sell, or otherwise dispose of any Reportable Security if he or she has or by doing so acquires Beneficial Interest or Control with actual knowledge that, simultaneously, the same Reportable Security is being purchased or sold or Being Considered for Purchase or Sale by or on behalf of MassMutual or any Advisory Client (including a Fund). However, this prohibition does not apply to Reportable Securities that an outside director gifts to a member of the outside director’s Immediate Family.

8.5	Other Compliance Requirements

In addition to the Code, MassMutual outside directors must comply with MassMutual’s Code of Business Conduct and Ethics for Directors, Officers and Employees.

8.6	Code Certification

Each MassMutual outside director must provide a written (or electronic) acknowledgement of their initial receipt of the Code and any amendments to the Code, copies of which shall be provided by the Code Administrator, and certification that they will comply with the provisions of the Code (including any amendments to the Code).

8.7	Reporting Violations of the Code/Sanctions

Any MassMutual outside director who knows or has reason to believe that the Code has been or may be violated must bring such actual or potential violation to the immediate attention of the CCO or Code Administrator. It is a violation of the Code for a MassMutual outside director to deliberately fail to report a violation or deliberately withhold relevant or material information concerning a violation of the Code. Sanctions for violation of the Code by a MassMutual outside director will be determined by a majority vote of the other outside directors in accordance with the Charter and Bylaws of MassMutual.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART NINE - CODE ADMINISTRATION

9.1	Code Interpretation and Administration

The CCO is responsible for establishing policies and procedures for the administration of the Code; granting exceptions or exemptions to any provision of the Code, on an individual or a class basis, provided that such exceptions or exemptions are consistent with the spirit of the principles of the Code; appointing one or more Code Administrators and defining the scope of his or her authority and day-to-day responsibilities (in addition to those specified in the Code); considering and approving amendments to the Code; and reviewing and considering any decisions made by the Code Administrator at the request of a Supervised Person or involving sanctions imposed related to Code violations.

9.2	Amendments to the Code

The CCO may amend the Code as necessary or appropriate to achieve the purposes of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act.

For the Funds, the respective Boards of Trustees must approve any material changes to the codes of ethics of the Funds and their investment adviser within six (6) months of the adoption of the material change in accordance with the requirements of Rule 17j-1 under the Investment Company Act.

9.3	Distribution and Acknowledgement of the Code

The Code Administrator is required to provide each Supervised Person with a copy of the Code and any amendments, and require every Supervised Person to provide a written (or electronic) acknowledgement of his or her initial receipt of the Code and any amendments to the Code and certification that they will comply with the provisions of the Code (including any amendment to the Code).

9.4	Policy and Procedure Implementation

The Code Administrator may adopt such additional policies and procedures as deemed necessary or appropriate to implement the Code and comply with the purpose of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act, including procedures (a) to identify and notify all Supervised Persons and Access Persons and inform them of their reporting obligations, and (b) by which the reports required by PART FOUR of the Code are reviewed.

9.5	Recordkeeping

The Code Administrator will maintain or cause to be maintained, the following records:

•	A copy of the Code or any predecessor Code which has been in effect during the most recent five (5)-year period;

•	A record of any violation of the Code, or any predecessor Code, and of any action taken as a result of such violation in the five (5)-year period following the end of the fiscal year in which the violation took place;

•	A list of all persons currently or within the most recent five (5)-year period who are or were required to make reports pursuant to the Code, or any predecessor Code, or who are or were responsible for reviewing these reports, along with a copy of all acknowledgements of each

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

person’s receipt of the Code, Initial Holdings Report, Annual Holdings Reports, Quarterly Transaction Reports, and duplicate brokerage confirmations and Securities account statements (as applicable) filed during that same period;

•	A copy of each report made by the CCO pursuant to Section 9.6 of the Code for a period of five (5) years from the end of the fiscal year of MassMutual and of each Fund, as applicable, in which such report is made or issued; and

•	A record of the approval of, and rationale supporting, the acquisition of Securities by Access Persons in Initial Public Offerings and Limited Offerings for at least five (5) years after the end of the fiscal year in which the approval is granted.

The aforementioned records will be maintained for the first two years in the principal office of MassMutual and in an easily accessible place for the time period required by applicable SEC rules thereafter.

9.6	Reporting

The CCO will:

•	Prepare and submit a quarterly report containing a description of any material violation requiring significant remedial action during the past quarter and any other significant information concerning the application of the Code. The CCO will submit such report to MassMutual’s Registered Investment Adviser Oversight and Compliance Committee and the Board of Trustees of each Fund potentially affected.

•	Prepare and submit a written report at least annually that: (i) describes any issues arising under the Code since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violation; (ii) summarizes existing procedures concerning personal investment activities and any changes in the procedures made during the previous year; and (iii) identifies any recommended changes to the Code or the procedures thereunder. The CCO will submit this report to MassMutual’s Registered Investment Adviser Oversight and Compliance Committee and the Board of Trustees of each Fund.

•	Annually certify, to each Fund’s Board of Trustees, that the Fund and MassMutual have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

APPENDIX A - DEFINITIONS

Access Person	An Access Person is:

• Any employee, officer, director, trustee (or any other person providing investment advice on behalf of MassMutual that is subject to the supervision and control of MassMutual) who:

(a) has access to non-public information regarding any Advisory Clients’ purchase or sale of Securities;

(b) has access to non-public information regarding the portfolio holdings of any Reportable Fund;

(c) is involved in making Securities recommendations to Advisory Clients; or

(d) has access to non-public Securities recommendations to Advisory Clients.

• Any employee or officer of MassMutual who has access to non-public information regarding MassMutual’s purchase or sale of Securities.

• Any trustee, director, or officer of any Fund.

•        Any natural person in a control relationship to the Fund or MassMutual who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund.

•        Any director, trustee, officer or employee of a Fund or MassMutual (or any company in a control relationship to the Fund or MassMutual) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales.

•        Any director, officer or general partner of a principal underwriter to a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of a Security.

Advisers Act	Investment Advisers Act of 1940, as amended.

Advisory Client	Any person or entity that has an investment advisory or investment sub-advisory services agreement with MassMutual.

Automatic Investment Plan	A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Automatic Investment Plans include automatic dividend reinvestment plans.

Being Considered for Purchase or Sale	A Security is deemed as Being Considered for Purchase or Sale when a recommendation to purchase or sell such Security has been made to a portfolio manager and the portfolio manager seriously considers acting on the recommendation.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

Beneficial Interest or Control	Any interest by which: (a) a Supervised Person exercises direct or indirect influence or control over the purchase, sale or other disposition of a Security; or (b) a Supervised Person or any member of his or her Immediate Family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a Security.

Examples of indirect monetary/financial interests include, but are not limited to: (a) interests in partnerships and trusts that hold Securities but does not include Securities held by a blind trust or by a trust established to fund employee retirement benefit plans such as 401(k) plans; (b) a performance-related fee received by the Supervised Person for providing investment advisory services; and (c) a person’s rights to acquire Securities through the exercise or conversion of any derivative instrument, whether or not presently exercisable.

CCO	The term CCO refers to the Chief Compliance Officer of MassMutual.

Code	The Code shall mean this Amended and Restated Investment Advisory Code of Ethics of MassMutual, the Funds, and MML Distributors, LLC adopted pursuant to SEC Rules 17j-1 and 204A-1.

Code Administrator	Code Administrator refers to one or more persons designated by the CCO to be primarily responsible for the day-to-day administration of the Code.

Corporate Compliance Department	The Corporate Compliance Department of MassMutual.

Direct Obligations of the Government of the United States	Any security directly issued or guaranteed as to principal or interest by the United States. Examples of direct obligations include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities). It is important to note that indirect obligations of the Government of the United States (e.g., agency bonds, Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac), and Government National Mortgage Association (Ginnie Mae) Securities) are not Direct Obligations of the Government of the United States.

Disinterested Trustee	A trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

Electronic Reporting System	The Electronic Reporting System is used by MassMutual and the Funds to facilitate compliance with certain periodic reporting and pre-clearance obligations imposed under the Code.

Federal Securities Laws	The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, any rules adopted thereunder by the SEC or the U.S. Department of the Treasury, and any amendments to the above-mentioned statutes.

Fund(s)	MassMutual Select Funds, MassMutual Premier Funds, MML Series Investment Fund, and MML Series Investment Fund II.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

High Quality Short-term Debt Instruments	Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization.

Immediate Family	Related by blood, marriage, domestic partnership (registered or unregistered) or civil union, living in the same household and includes: any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, “significant other,” partner, sibling, mother-, father-, son-, daughter-, brother or sister-in-law, and any adoptive relationships. The CCO or Code Administrator, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Interest or Control of Securities held by members of the Supervised Person’s Immediate Family does not exist or is too remote for purposes of the Code.

Initial Public Offering	An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Club	A group of people who pool their assets in order to make joint decisions (typically a vote) on which Securities to buy, hold or sell.

Investment Company Act	Investment Company Act of 1940, as amended.

Limited Offering	A Securities offering that is exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

MassMutual	Massachusetts Mutual Life Insurance Company.

MassMutual Financial Group Affiliate	All Persons controlled by MassMutual.

No Direct or Indirect Control Over Account	Purchases, sales or dispositions of Securities for an account over which a Supervised Person has no direct or indirect influence or control (e.g., a “blind trust”).

Person	Any natural person or entity.

Pro Rata Distributions	Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer.

Reportable Fund(s)	Any closed-end or open-end investment company or unit investment trust for which MassMutual serves as an investment adviser (or sub-adviser) or whose investment adviser (or sub-adviser) or principal underwriter controls, is controlled by, or is under common control with MassMutual.

Reportable Security	All Securities (see definition) except those Securities listed as exempt from the Initial and Annual Holdings Report and Quarterly Transaction Report requirements on APPENDIX B of the Code.

SEC	U.S. Securities and Exchange Commission.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

Security (also Securities)	A “security” as defined by Section 3(a)(10) of the Securities Exchange Act of 1934, Section 202(a)(18) of the Advisers Act, or Section 2(a)(36) of the Investment Company Act. Examples include but are not limited to any note, stock, treasury stock, security future, financial futures contract or option thereon, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privileged entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a Security in the Code shall include any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.”

Security Held or to be Acquired	A Security which, within the most recent 15 days, (i) is or has been held by MassMutual and/or an Advisory Client or (ii) is being or has been considered for purchase by MassMutual for itself and/or its Advisory Clients. This includes any option to purchase or sell, and any Security that is convertible into or exchangeable for, any Security that was held or considered.

Supervised Person(s)	Supervised Persons are: (a) all officers, directors, and employees of MassMutual who are directly or indirectly involved in MassMutual’s investment advisory business (including solicitation or sales activity related to investment advisory services) or have access to nonpublic information regarding MassMutual’s investment advisory activities; (b) any Person providing investment advice on behalf of MassMutual that is subject to the supervision or control of MassMutual; and (c) all Access Persons.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

APPENDIX B – EXEMPTIONS

Exemption	Securities Exempt from: Initial Holdings Report, Annual Holdings Reports, and Quarterly Transaction Reports of PART FOUR of the Code	Securities Exempt from The Pre-Clearance Requirement of Section 5.1 of the Code

Direct Obligations of the Government of the United States	Yes	Yes

Bankers Acceptances	Yes	Yes

Bank Certificates of Deposits	Yes	Yes

Commercial Paper	Yes	Yes

High Quality Short-Term Debt Instruments	Yes	Yes

Repurchase Agreements	Yes	Yes

Shares Issued by Money Market Funds	Yes	Yes

No Direct or Indirect Control Over Account	Yes	Yes

Automatic Investment Plans (“AIP”)[1]	Not reportable on Quarterly Transaction Reports. However, existence of AIPs must be reported on Initial Holdings Report and shares added to holdings due to AIP must be updated on Annual Holdings Reports.	Yes

Open-End Investment Companies[2]	Yes – But open-end investment companies that are also Reportable Funds,[3] including Reportable Funds held through a variable annuity or variable life insurance product, are not exempt and must be reported unless held through a MassMutual 401(k) Plan.[4]	Yes

Exchange Traded Funds	No	Yes

HOLDRs	No

Yes - Purchase of HOLDR itself does not have to be pre-cleared; however, if the HOLDR is unbundled each individual security received must be pre-cleared.

“unbundle” a holder must be reported as a purchase of each individual stock received

Pro Rata Distributions	No	Yes

Involuntary Purchases or Sales[5]	No	Yes

Gifts of Securities (see Section 3.2)	No	Yes

Municipal Bonds	No	Yes

1	Note: Any transaction that overrides the preset schedule or allocation means the program no longer qualifies as an Automatic Investment Plan.
2	Note: Closed-end investment companies are not exempt.
3	Note: Reportable Funds include all registered funds advised or sub-advised by MassMutual or any other MassMutual Financial Group Affiliate.
4	Note: Holdings of Reportable Funds in the MassMutual 401(k) Plan or any other MassMutual offered benefit plan do not need to be separately reported, unless directed by the CCO or Code Administrator. Such holdings will be deemed incorporated into the reports submitted by Access Persons.
5	Note: Involuntary purchases or sales would include, by way of example, stock dividends, call of a debt security, and spin-offs of shares to existing security holders.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.